Exhibit 99.1

Contact:
Brigid Smith
203.614.5042
bsmith@czn.com

            Citizens Communications Declares Fourth-Quarter Dividend

Stamford, Conn., Oct. 26, 2006 - Citizens Communications Company (NYSE:CZN) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share, payable on Dec. 29, 2006 to holders of record at the close of business on Dec. 9, 2006.

About Citizens Communications Company

Citizens Communications Company (NYSE: CZN) is a full-service communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and Internet services, as well as bundled offerings, ESPN360 streaming video, security solutions and specialized bundles for small businesses and home offices.

Additional information about Frontier's products and services is available at www.frontier.myway.com and www.frontieronline.com. For more information about Citizens Communications, visit www.czn.com.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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